Exhibit 99.1

For Immediate Release	Contact:	David F. Kirby
Hudson Highland Group
212-351-7216
david.kirby@hudson.com

Hudson Highland Group Announces Sale of

Energy and Engineering Staffing Businesses

NEW YORK, NY – February 4, 2008 – Hudson Highland Group, Inc. (Nasdaq: HHGP) today announced that it has completed the asset sale of its energy and engineering staffing businesses to System One Holdings LLC. The company received as consideration approximately $11.0 million in cash at closing, subject to post-closing adjustment; a five-year $5 million note; and a warrant exercisable for 10 percent of the equity of System One. Hudson Highland Group also has the right to receive an additional $600,000 in cash upon resolution of certain liabilities, and has retained $3.6 million of receivables of the business. System One is owned and operated by Troy Gregory, former chairman of Hudson Legal in North America.

“We believe this transaction sets up both businesses for greater success,” said Jon Chait, Hudson Highland Group chairman and chief executive officer. “For Hudson, consistent with our long-term strategy, it allows us to focus all resources and investment on our high-growth, high-margin professional staffing and solutions businesses. Similarly, System One will have greater control of its own destiny and the ability to develop the infrastructure, tools, employment experience and brand that are best suited to the particular needs of its large-volume engineering resources market.”

“The demand for energy today makes this industry one of excellent growth potential. I am looking forward to making System One a great success with its outstanding team of colleagues,” said Gregory.

Hudson Highland Group will record a gain on the sale of approximately $4 million, after recording the note at a discounted value. The company will treat the business as a discontinued operation effective as of December 31, 2007.

For the year ended December 31, 2007, this business reported revenue of $146.2 million, gross margin of $18.7 million and operating income of $3.3 million. For the year ended December 31, 2006, this business reported revenue of $152.5 million, gross margin of $20.1 million and operating income of $5.8 million. For the year ended December 31, 2005, this business reported revenue of $155.1 million, gross margin of $22.3 million and operating income of $7.8 million.

The company expects to offset the impact of this transaction over the next six to nine months through a program to reduce the North American cost structure to match the current size of the business.

Hudson Highland Group

Hudson Highland Group, Inc. is a leading provider of permanent recruitment, contract professionals and talent management services worldwide. From single placements to total outsourced solutions, Hudson helps clients achieve greater organizational performance by assessing, recruiting, developing and engaging the best and brightest people for their businesses. The company employs more than 3,600 professionals serving clients and candidates in more than 20 countries. More information is available at www.hudson.com.

Safe Harbor Statement

This press release contains statements that the company believes to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this press release, including those under the caption “Guidance” and other statements regarding the company’s future financial condition, results of operations, business operations and business prospects, are forward-looking statements. Words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “predict,” “believe” and similar words, expressions and variations of these words and expressions are intended to identify forward-looking statements. All forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These factors include, but are not limited to, the company’s history of negative cash flows and operating losses may continue; the ability of clients to terminate their relationship with the company at any time; the impact of global economic fluctuations on temporary contracting operations; risks and financial impact associated with acquisitions and dispositions of non-strategic assets; the company’s reliance on information systems and technology; competition; fluctuations in operating results; risks relating to foreign operations, including foreign currency fluctuations; dependence on highly skilled professionals and key management personnel; restrictions imposed by blocking arrangements; exposure to employment-related claims and limits on insurance coverage related thereto; government regulations; and restrictions on the company’s operating flexibility due to the terms of its credit facility. Additional information concerning these and other factors is contained in the company’s filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this press release. The company assumes no obligation, and expressly disclaims any obligation, to review or confirm analysts’ expectations or estimates or to update any forward-looking statements, whether as a result of new information, future events or otherwise.